FORM OF
SECURITIES PURCHASE AGREEMENT
by and among
THE UNITED STATES DEPARTMENT OF THE TREASURY,
[●]
and, for the purposes of Section 4.02, Section 5.02(D), Section 7.01 and Section 7.04 of this Agreement,
FIRST SECURITY GROUP, INC.
Dated as of [●], 2013

Table of Contents

Page
I	DEFINITIONS.
	1.01.	Definitions of Certain Terms
	1.02.	Interpretation
	1.03.	Changes Affecting the Shares
II	THE SECURITIES PURCHASE.
	2.01.	Purchase and Sale of the Shares
	2.02.	Closing of the Securities Purchase
III	REPRESENTATIONS AND WARRANTIES.
	3.01.	Representations and Warranties of the Purchaser
IV	COVENANTS.
	4.01.	Forbearances of the Seller
	4.02.	Further Action
	4.03.	Investment Agreement
V	CONDITIONS TO THE CLOSING.
	5.01.	Conditions to Each Party’s Obligations
	5.02.	Condition to Obligations of the Seller
VI	TERMINATION.
	6.01.	Termination Events
	6.02.	Effect of Termination
VII	MISCELLANEOUS.
	7.01.	Waiver; Amendment
	7.02.	Counterparts
	7.03.	Governing Law; Choice of Forum; Waiver of Jury Trial.
	7.04.	Expenses
	7.05.	Notices
	7.06.	Entire Understanding; No Third Party Beneficiaries
	7.07.	Assignment
	7.08.	Severability

i

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [●], 2013 by and among the United States Department of the Treasury (the “Seller”), [●], a [●] (the “Purchaser”), and, for the purposes of Section 4.02, Section 5.02(D), Section 7.01 and Section 7.04 of this Agreement, First Security Group, Inc., a Tennessee corporation (the “Company”).
RECITALS
WHEREAS, the Company and the Seller entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company will issue to the Seller shares of Common Stock (the “Shares”), in exchange for the Seller’s (i) 33,000 shares of the Company’s preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and (ii) a ten-year warrant to purchase up to 82,363 shares of Common Stock (the “Exchange”);

WHEREAS, concurrently herewith, the Company is entering into an investment agreement with the Purchaser (the “Investment Agreement”) pursuant to which, among other things, the Company will provide to the Purchaser customary representations, warranties and indemnification with respect to the Company, the Purchased Shares (as defined below) and the Securities Purchase (as defined below); and
WHEREAS, conditioned upon the closing of the Exchange, the Company and the Seller desire that the Seller sell to the Purchaser, and the Purchaser desires to purchase from the Seller, subject to the terms and conditions contained in this Agreement, [ν] Shares at a purchase price of $1.50 per Share (the “Securities Purchase”).
NOW, THEREFORE, in consideration of the premises, and of the various representations, warranties, covenants and other agreements and undertakings of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
IDEFINITIONS.
1.01.    Definitions of Certain Terms. For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):
“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
“Agreement” has the meaning set forth in the introductory paragraph of this agreement.
“Anchor Investment Agreements” has the meaning set forth in the Exchange Agreement.
“Bank” shall mean FSGBank, National Association.
“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of New York or the State of Tennessee are required or authorized by Law to be closed.
“Closing” has the meaning set forth in Section 2.02(A).
“Closing Date” has the meaning set forth in Section 2.02(A).
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Company” has the meaning set forth in the recitals to this Agreement.
“Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated Subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (i) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its Subsidiaries operate, (ii) changes or proposed changes after the date hereof in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (iii) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (i), (ii) and (iii), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated Subsidiaries taken as a whole relative to comparable United States banking or financial services organizations), or (iv) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated Subsidiaries (it being understood and agreed that the exception set forth in this clause (iv) does not apply to the underlying reason giving rise to or contributing to any such change).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.
“Investment Agreement” has the meaning set forth in the recitals in this Agreement.
“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.
“Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.
“Prohibited Investor” has the meaning set forth in Section 3.01(E)(7).
“Purchase Price” has the meaning set forth in Section 2.01.
“Purchased Shares” has the meaning set forth in Section 2.01.
“Purchaser” has the meaning set forth in the introductory paragraph to this Agreement.
“Regulatory Event” means, with respect to the Company, that (i) the Federal Deposit Insurance Corporation or any other applicable Governmental Entity shall have been appointed as conservator or receiver for the Company or any Subsidiary; (ii) the Company or any Subsidiary shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Company or any Subsidiary shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 U.S.C. Sec. 1831o or other applicable Law; or (iv) the Company or any Subsidiary shall have become subject to any formal or informal regulatory action requiring the Company or any Subsidiary to materially improve its capital, liquidity or safety and soundness.
“Rule 144” means Rule 144 under the Securities Act.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Purchase” has the meaning set forth in the recitals in this Agreement.
“Seller” has the meaning set forth in the introductory paragraph to this Agreement.
“Shares” has the meaning set forth in the recitals to this Agreement.
“Subsidiary” means, with respect to any person, any bank, corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, (i) of which such person or a subsidiary of such person is a general partner or managing member or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Transaction Documents” has the meaning given such term in the Exchange Agreement.
1.02.    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to “dollars” or “$” are to United States dollars. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.
1.03.    Changes Affecting the Shares. In the event the Company at any time or from time to time prior to the Closing effects a stock dividend, stock split, reverse stock split, combination, reclassification or similar transaction, concurrently with the effectiveness of such stock dividend, stock split, reverse stock split, combination, reclassification or other similar transaction, each per share amount and per share price set forth in the Transaction Documents (including with respect to the number of Shares being purchased hereunder or under any other Transaction Document and including the $1.50 per share purchase or exchange price set forth in any of the Transaction Documents) shall be proportionally adjusted; provided that nothing in this Section 1.03 shall be construed to permit the Company to take any action otherwise prohibited or restricted by any of the Transaction Documents.
II    THE SECURITIES PURCHASE.
2.01.    Purchase and Sale of the Shares. Subject to, and on the terms and conditions of, this Agreement, effective at the Closing, the Purchaser will purchase from the Seller, and the Seller will sell, transfer, convey, assign and deliver to the Purchaser, [ν] Shares at a purchase price of $1.50 per Share (the “Purchased Shares”), free and clear of all Liens. The aggregate purchase price for the Purchased Shares shall be an amount in cash equal to $[ν] (the “Purchase Price”).
2.02.    Closing of the Securities Purchase.
(A)    Subject to Article V, the closing of the Securities Purchase (the “Closing”) shall be held (1) immediately following the closing of the Exchange or (2) at such other time or date that is agreed to in writing by the Seller and the Purchaser (the date on which the Closing occurs, the “Closing Date”). The Closing shall be held at the same location as the closing of the Exchange or at such other place as the Seller and the Purchaser shall mutually agree in writing.
(B)    At the Closing, or simultaneously therewith, the following shall occur:
(1)    the Seller will cause to be delivered to the Purchaser certificates for the Purchased Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank or other required instruments of transfer; and
(2)    the Purchaser will cause to be paid the aggregate Purchase Price to the Seller, by wire transfer in immediately available funds, to an escrow account designated in writing by the Seller to the Purchaser, such designation to be made not later than two Business Days prior to the Closing Date.
III    REPRESENTATIONS AND WARRANTIES.
3.01.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:
(A)    Existence and Power. The Purchaser is duly organized and validly existing as a limited liability company under the laws of [ν] and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
(B)    Authorization. The execution and delivery of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly approved by all necessary corporate or other applicable action of the Purchaser, and no other corporate, shareholder or other proceedings on the part of the Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery of this Agreement by the Seller) this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
(C)    Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby will violate any provision of the charter or bylaws or similar governing documents of the Purchaser or, assuming that the consents, approvals, filings and registrations referred to in Section 3.01(D) are received or made (as applicable), applicable Law.
(D)    Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Purchaser are necessary in connection with the execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, except for such filings, consents and approvals that have been made or obtained or will be made or obtained prior to Closing.
(E)    Securities Matters.
(1)    The Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act. The Purchased Shares are being acquired by the Purchaser for its own account and without a view to the public distribution or sale of such Shares.
(2)    The Purchaser understands that (i) the Purchased Shares are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and accordingly, such Shares are “restricted securities” within the meaning of Rule 144; (ii) such Shares have not been and will not be registered under the Securities Act; (iii) if, prior to the expiration of the holding period specified in Rule 144, it decides to offer, resell, pledge or otherwise transfer such Shares, such Shares may be offered, resold, pledged or transferred only (a) in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Securities Act or (b) to the Company or one of its Subsidiaries, in each case in accordance with any applicable securities laws of any state of the United States; and (iv) the Purchaser will, and each subsequent holder is required to, provide the Company and its transfer agent with such certificates and other information as they may reasonably require to confirm that the transfer complies with the foregoing restrictions.
(3)    The Purchaser understands that none of the Seller or the Company is making any representation as to the availability of Rule 144 or Rule 144A under the Securities Act for the offer, resale, pledge or transfer of any Shares, or that any Shares purchased by the Purchaser will ever be able to be sold.
(4)    The Purchaser understands that the Purchased Shares will, until the expiration of the applicable holding period set forth in Rule 144, unless sold in compliance with Rule 144, bear a legend to substantially the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
(5)    The Purchaser acknowledges and agrees that it (i) is a sophisticated investor; (ii) does not require the assistance of an investment advisor or other purchaser representative to purchase the Purchased Shares; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares; (iv) has the ability to bear the economic risks of its prospective investment for an indefinite period of time; (v) can afford the complete loss of such investment; and (vi) recognizes that the investment in the Purchased Shares involves substantial risk.
(6)    The Purchaser understands that the Seller may have access to information about the Company that is not generally available to the public, and acknowledges and agrees that, to the extent the Seller has any such information, such information need not (and shall not) be provided to the Purchaser by the Seller. The Purchaser further understands that the Seller is a federal agency and that the Purchaser’s ability to bring a claim against the Seller under the federal securities laws may be limited.
(7)    The Purchaser acknowledges that it is not relying on any advice or recommendation from the Seller or the Company, or any investigation or examination that the Seller may have conducted, with respect to the Shares or the Company, and the Seller has not made any representation, warranty or covenant, express or implied, to it with respect thereto and the Seller shall not have any liability to it with respect thereto.
(8)    Neither the Purchaser nor any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor, to the knowledge of the Purchaser, any director, officer, agent, employee or Affiliate thereof: (i) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC); (iii) is a Designated National other than an “unblocked national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; (iv) is a non-U.S. shell bank (as set forth in Section 313 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)) or is providing banking services indirectly to a non-U.S. shell bank; (v) is a senior non-U.S. political figure or an immediate family member or close associate of such figure or an entity owned or controlled by such a figure; (vi) is a person with whom a U.S. citizen or entity is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive order, anti-money laundering, antiterrorist, financial institution and asset control laws, regulations, rules or orders, or as a result of any list published by the U.S. Department of Commerce, the U.S. Department of Treasury, or the U.S. Department of State, including any agency or office thereof; (vii) is a person who has funded or supported terrorism or a suspected terrorist organization or who has engaged in, or derived funds from, activities that relate to the laundering of the proceeds of illegal activity; or (viii) is a person or entity that would cause the Company to violate any Law (including bank or other financial institution regulatory laws, regulations or orders) to which the Company is subject by reason of such person’s or entity’s purchase of the Purchased Shares (categories (i) through (viii), each, a “Prohibited Investor”).
(9)    The Purchaser has met and will continue to meet all of its obligations under the Bank Secrecy Act, as amended (31 U.S.C. Section 5311 et seq.) and its implementing regulations, if applicable.
(10)    The funds used to purchase the Purchased Shares were legally derived from legitimate sources and not from any Prohibited Investor.
(F)    Availability of Funds. Purchaser has, and will have as of the Closing, sufficient funds available to consummate the transactions contemplated hereunder.
IV    COVENANTS.
4.01.    Forbearances of the Seller. From the date hereof until the Closing, without the prior written consent of the Purchaser, the Seller will not:
(A)    directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of, or engage in or enter into any hedging transactions with respect to, any of the Purchased Shares or any portion thereof or interest therein (other than pursuant to the Securities Purchase); or
(B)    agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A).
Notwithstanding the foregoing, the Seller may undertake any of the actions set forth in Section 4.01(A) with an Affiliate of the Seller so long as this Agreement is assigned to such Affiliate in accordance with Section 7.07 of this Agreement. For the avoidance of doubt, until the Closing, except as expressly set forth in this Section 4.01, the Seller shall continue to be able to exercise all rights and privileges with respect to the Purchased Shares.
4.02.    Further Action. Each of the Seller, the Purchaser and the Company (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement (except as expressly permitted by the Anchor Investment Agreements).
4.03.    Investment Agreement. The Purchaser will not agree to any amendment, waiver or modification of the Investment Agreement (other than corrections of obvious errors, if any, or other ministerial amendments) without the prior written consent of the Seller, in each case to the extent such amendment, waiver or modification is adverse to the Seller’s interests under this Agreement.
V    CONDITIONS TO THE CLOSING.
5.01.    Conditions to Each Party’s Obligations. The respective obligations of each of the Purchaser and the Seller to consummate the Securities Purchase are subject to the fulfillment, or written waiver by the Purchaser and the Seller, prior to the Closing, of each of the following conditions:
(A)    Closing of the Exchange. The closing of the Exchange shall have occurred prior to the Closing.
(B)    Regulatory Approvals. All regulatory approvals required to consummate the Securities Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
(C)    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Securities Purchase shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Securities Purchase.
(D)    Satisfaction of Anchor Investment Agreements. Each of the Anchor Investment Agreements shall be in full force and effect and the conditions to closing contained in each of the Anchor Investment Agreements (other than the conditions relating to the Closing hereunder and the occurrence of one day of separation between the closing of the Exchange Agreement and the closing under the Anchor Investment Agreements) shall have been satisfied or waived and the consideration required under the Anchor Investment Agreements shall have been deposited in the amounts set forth in the Anchor Investment Agreements with an escrow agent acceptable to the Seller pursuant to an escrow agreement acceptable to the Seller, and all conditions to the release of such amounts from escrow shall have been satisfied or waived (other than the conditions relating to the Closing hereunder and the occurrence of one day of separation between the closing of the Exchange Agreement and the closing under the Anchor Investment Agreements).
5.02.    Condition to Obligations of the Seller. The obligation of the Seller to consummate the Securities Purchase is also subject to the fulfillment, or written waiver by the Seller, prior to the Closing, of the following conditions:
(A)    Other Events. None of the following shall have occurred with respect to the Company or any of its Subsidiaries:
(1)    the Company or any of its Subsidiaries shall have (a) dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (c) made a general assignment, arrangement or composition with or for the benefit of its creditors; (d) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (e) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (h) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;
(2)    a Governmental Entity in any jurisdiction shall have (a) commenced an action or proceeding against the Company or any of its Subsidiaries; or (b) issued or entered a temporary restraining order, preliminary or permanent injunction or other order applicable to the Company or any of its Subsidiaries, which in the case of (a) and (b) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;
(3)    any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or
(4)    any Regulatory Event not otherwise existing on the date hereof.
(B)    Representations and Warranties of Purchaser. The representations and warranties set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date.
(C)    Performance Obligations. The Purchaser shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
(D)    Closing Certificate. The Purchaser shall deliver to the Seller a certificate, dated as of the Closing Date, signed on behalf of the Purchaser by a senior executive officer thereof certifying to the effect that all conditions precedent to the Closing (other than with respect to Section 5.01(A), Section 5.01(D) and Section 5.02(A)) have been satisfied. The

Company shall deliver to the Seller a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer thereof certifying to the effect that the conditions set forth in Section 5.01(A), Section 5.01(D) and Section 5.02(A) shall have been satisfied.
VI    TERMINATION.
6.01.    Termination Events.
(A)    This Agreement may be terminated at any time prior to the Closing:
(1)    by mutual written agreement of the Purchaser and the Seller; or
(2)    by the Seller, upon written notice to the Purchaser, in the event that the Closing Date does not occur on or before [●], 2013 or such later date, if any, as Seller shall agree to in writing; provided, however, that the right to terminate this Agreement pursuant to this Section 6.01(A)(2) shall not be available if Seller’s failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date.
(B)    This Agreement shall automatically terminate upon the termination of the Exchange Agreement in accordance with its terms.
6.02.    Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of the Seller, the Purchaser, any affiliates of the Purchaser or any officers or directors of the Purchaser or any of its affiliates shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.
VII    MISCELLANEOUS.
7.01.    Waiver; Amendment. Any provision of this Agreement may be waived, amended or modified at any time by an agreement in writing signed by each of the Seller, the Purchaser and the Company. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.
7.02.    Counterparts. This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
7.03.    Governing Law; Choice of Forum; Waiver of Jury Trial.
(A)    This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Purchaser at the address and in the manner set forth for notices to the Purchaser in Section 7.05 and (ii) the Seller at the address and in the manner set forth for notices to the Seller in Section 7.05, but otherwise in accordance with federal law.
(B)    To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
7.04.    Expenses. If requested by the Seller, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees, disbursements and other charges of the Sellers’s legal counsel and financial advisors.
7.05.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to the Purchaser to:
[●]
[●]
[●]
Attention: [●]
Telephone: [●]
Fax: [●]

With a copy to:

[●]
[●]
[●]
Attention: [●]
Telephone: [●]
Fax: [●]

If to the Seller to:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Facsimile: (202) 927-9225
Attention: Chief Counsel Office of Financial Stability

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: William P. Mills
Telephone: (212) 504 6000
Facsimile: (212) 504 6666

7.06.    Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.
7.07.    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that the Seller may assign this Agreement to an Affiliate of the Seller. If the Seller assigns this Agreement to an Affiliate, the Seller shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of the Seller hereunder shall continue and be enforceable by and against and assumed by such Affiliate, (ii) the Purchaser’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Seller herein shall be deemed to be references to such Affiliate. The Seller will give the Purchaser notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment.
7.08.    Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement. or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[●]

By:
Name:
Title:

UNITED STATES DEPARTMENT OF THE
TREASURY

By:
Name: Timothy G. Massad
Title: Assistant Secretary for Financial Stability

[Signature Page to Securities Purchase Agreement]

For the purposes of Section 4.02, Section 5.02(D), Section 7.01 and Section 7.04 of this Agreement:
FIRST SECURITY GROUP, INC.
By:
    Name:
    Title:

[Signature Page to Securities Purchase Agreement]